EXHIBIT 10.8
                            LIMITED CONSENT AND
                       SIXTH AMENDMENT TO CREDIT AGREEMENT

                  This LIMITED CONSENT AND SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of February 1, 1996 is by and between BAGCRAFT CORPORATION OF AMERICA, a Delaware corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders.

                                R E C I T A L S:

                  WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of December 17, 1993 (as amended or otherwise modified by a First Amendment to Credit Agreement dated as of December 23, 1993, a Second Amendment to Credit Agreement dated as of March 14, 1994, a Limited Waiver and Consent dated as of April 8, 1994, a Third Amendment to Credit Agreement dated as of April 30, 1994, a Fourth Amendment to Credit Agreement dated as of August 15, 1994, a Consent and Fifth Amendment to Credit Agreement dated as of October 25, 1995 (the "Fifth Amendment"), and as now or hereafter amended, restated, supplemented or otherwise modified and in effect, the "Credit Agreement"), pursuant to which Lenders have made and may hereafter make loans and advances and other extensions of credit to Borrower;

                  WHEREAS, Borrower wishes to amend the Credit Agreement and obtain the consent of Agent and Lenders to permit (a) the redemption of certain outstanding shares of Borrower's preferred stock and the repurchase of all dividends thereon accumulated through the date thereof and (b) the deferred payment of accrued interest due and owing by Borrower under the Credit Agreement;

                  WHEREAS, and Agent and Lenders are willing to amend the Credit Agreement and grant the consent requested above, all subject to the express terms and conditions specified in this Amendment; and

                  WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

                  NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                   1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings ascribed to them in Schedule A to the Credit Agreement. In addition, the following terms shall have the following meanings:

                  "Default  Interest  Amount" shall mean the sum of  $299,313.44 currently due and owing by Borrower to Agent, for the benefit of Lenders, representing interest which has accrued under the Credit Agreement at the Default Rate from May 20, 1995 through October 25, 1995.

                  "Redemption Date" shall mean the date of the consummation of the Redemption in accordance with the terms of the Limited Consent and Sixth Amendment to Credit Agreement between Borrower, Agent and Lenders.

                  "Term Loan B Reserve" shall mean an amount equal to $2,000,000; provided, that the Term Loan B Reserve shall be reduced to $0 should Borrower and its Subsidiaries on a consolidated basis maintain a ratio of (I) EBITDA to (ii) the sum of (x) Fixed Charges and
         (y) Capital  Expenditures equal to or greater than the ratio of 1.10 to
         1.00 for any trailing twelve (12) Fiscal Month period. Such reduction, if any, in the Term Loan B Reserve shall be effective upon Agent's determination of the foregoing ratio on the basis of financial information required to be delivered in accordance with clauses (a) and/or (c), as applicable, of Schedule 4.1(a)."

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                  2. ACKNOWLEDGMENT.  Borrower hereby acknowledges that: (a) the entire Default Interest Amount is currently due and owing by Borrower to Agent and Lenders under the Credit Agreement and (b) on October 25, 1995, Agent applied the entire Net Proceeds received by Agent from Borrower pursuant to the Sale to the outstanding principal balance of the Revolving Credit Loan and other Obligations then due and payable under the Credit Agreement.

                  3. CONSENT. Notwithstanding any provision of the Credit Agreement to the contrary, Borrower may (a) consummate the Redemption (as defined in Section 5(m) hereof) in accordance with the express terms and conditions of this Amendment, including, without limitation, Section 5(m) hereof, (b) repay the Default Interest Amount in accordance with the express terms and conditions of the Credit Agreement, as amended hereby, including, without limitation, Section 8.1(u) thereof and (C) enter into the transactions with the Kansas Lender consummated in accordance with the correspondence attached as Schedule I hereto and the definitive documents executed between Borrower and the Kansas Lender delivered to Agent at least three (3) days prior to the Redemption Date under a certificate of Borrower's chief financial officer stating that the same are true, correct and complete copies thereof and constitute all documents relating to such transactions, all of which shall be in form and substance satisfactory to Agent.

                  4. AMENDMENT TO CREDIT AGREEMENT. Borrower, Agent and Lenders hereby agree that the Credit Agreement is hereby amended as follows:

                   (a) The text appearing in the first sentence of Section 1.1(a) after the term "("Borrowing Availability")" is hereby deleted in its entirety and replaced with:

                   ", in any case less the Term Loan B Reserve and such other reserves as Agent may deem appropriate from time to time in its sole and absolute discretion."

                   (b) The first sentence of Section 1.5(b) of the Credit Agreement is hereby deleted in its entirety and replaced with:

                   "In the event that the Revolving Credit Loan is terminated by Borrower at any time prior to January 31, 1997, Borrower shall pay to Agent for the ratable benefit of Lenders a prepayment fee in an amount equal to $500,000."

                   (C) The first sentence of Section 1.5(e) of the Credit Agreement is hereby deleted in its entirety and replaced with:

                   "Within sixty (60) days following the end of Fiscal Year 1996 and each Fiscal Year thereafter, Borrower shall prepay the Term Loans in an amount equal to seventy-five percent (75%) of Excess Cash Flow for such respective Fiscal Year calculated on the basis of Borrower's financial statements for such Fiscal Year delivered to Agent pursuant to Section
                   4.1 hereof; provided, that the foregoing percentage shall be reduced to fifty (50%) with respect to Excess Cash Flow generated after repayment in full in cash of Term Loan B pursuant to the terms of this Agreement and Schedule B-2 hereof."

                   (d The following is hereby added as the final sentence of Section 1.17 of the Credit Agreement:

                   "A fee of $500 per day per individual (plus all out-of-pocket costs and expenses) in connection with each field audit conducted by Agent pursuant to this Agreement and the other Loan Documents shall be due and payable by Borrower (and, in Agent's sole and absolute discretion, charged against the Revolving Credit Facility)."

                   (e) The text  "December  31,  1995" is  hereby  deleted  from
                   Section 8.1(q) of the Credit Agreement and replaced with "December 30, 1996".

                   (f) The following clauses is hereby added to Section 8.1 of the Credit Agreement:
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                   "(t) Agent shall not have received by no later than March 31,
                   1996 a copy of a duly executed termination, release and waiver between Borrower and Kenny Construction Company with respect to that certain Subscription Agreement dated as of March 31, 1994 between such parties and the transactions contemplated pursuant thereto, all in form and substance satisfactory to Agent in its sole and absolute discretion."

                  (g) The financial covenants set forth on Schedule 6.11 of the Credit Agreement are hereby deleted in their entirety and replaced with the financial covenants set forth on Schedule II hereto.

                  (h) The text "December 17, 1996" is hereby deleted from the definition of "Commitment Termination Date" contained in Schedule A of the Credit Agreement and replaced with "September 30, 1997."

                  (I) Clause (d) of Schedule B-2 of the Credit Agreement is hereby deleted in its entirety and replaced with:

                  "(d) The aggregate principal amount of Term Loan B shall be payable to Agent, for the ratable benefit of Lenders, in twenty-three (23) consecutive monthly installments of principal in the amount of Two Hundred Thousand Dollars ($200,000) each, payable on the fifteenth day of each month, commencing on November 15, 1995, with a final installment payable on September 30, 1997 in the principal amount of the greater of Four Hundred Thousand Dollars ($400,000) or the then outstanding principal balance of Term Loan B."

                  (j) The text "One Million Dollars ($1,000,000)" is hereby deleted from clause (a) of Schedule C of the Credit Agreement and replaced with "Three Million Dollars ($3,000,000)".

                  (k) Notwithstanding Section 2(f) of the Fifth Amendment, the Revolving Credit Loan Commitment shall be Eighteen Million Dollars ($18,000,000); it being understood that $4,200,000 thereof shall only be available to Borrower for the Redemption and shall not be so available until the Redemption Date.

                  (L) Notwithstanding Section 6(k)(I) or Section 7(f) of the Fifth Amendment, the Tax Sharing Agreement shall be in the form and substance required by the Credit Agreement without giving effect to the Fifth Amendment; provided that the first $400,000 of any distributions, dividends, payments or other advances payable by Borrower pursuant to the Tax Sharing Agreement shall be permanently retained by Borrower as an offset against the outstanding $400,000 Loan advanced by Borrower to ARTRA in accordance with that certain Acknowledgment and Consent dated as of December 28, 1994 between Borrower and Agent.

              5. CONDITIONS TO EFFECTIVENESS. Notwithstanding any other provision contained in this Amendment, the effectiveness of this Amendment shall be conditioned upon the satisfaction of all of the matters set forth in this
Section 5 on or prior to the date hereof (except as otherwise expressly specified herein), all in form and substance acceptable to Agent in its sole and absolute discretion:

              (a)  Warranties  and  Representations.  All of the  warranties and representations of Borrower contained in the Credit Agreement and in the other Loan Documents (including, without limitation, this Amendment) shall be true and correct in all material respects on and as of the date hereof and on the Redemption Date (except those representations and warranties made expressly as of a different date).

              (b) No Material Adverse Change. Since the date of the Fifth Amendment through the date hereof and through the Redemption Date, nothing shall have occurred (and neither Agent nor Lenders shall have become aware of any facts or conditions not previously known) which Agent shall determine has, or could be expected to have, a Material Adverse Effect.

              (C) No Default or Event of Default. As determined by Agent, neither a Default nor an Event of Default shall have occurred and be continuing as of the date hereof or as of the Redemption Date or will result here from.
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              (d) No Litigation.  As of the date hereof and as of the Redemption
         Date, no litigation, investigation or proceeding before any court, governmental agency, or arbitrator shall be pending or threatened against Borrower, any Subsidiary of Borrower, or any officer, director, or executive of Borrower or such Subsidiary (A) in connection with the Credit Agreement or the other Loan Documents or (B) which, if adversely determined, would, in the sole and absolute opinion of Agent, have a Material Adverse Effect, and no injunction, writ, restraining order or other order of any material nature adverse to Borrower or any of its Subsidiaries shall have been issued or threatened by any court or governmental agency.

              (e) Agreement. Agent shall have received a duly executed original of this Amendment, together with all Schedules attached hereto.

              (f) First Amendment to Warrant. Agent shall have received a duly executed original of that certain First Amendment to Warrant dated as of the date hereof between Borrower and GE Capital, together with all attachments thereto.

              (g) Acknowledgment, Agreement and Waiver. As of the Redemption Date, Agent shall have received, in the form supplied by Agent and attached as Schedule III hereto, a duly executed original acknowledgment, agreement and waiver by each holder of any share of Borrower's preferred stock with respect to the prohibition under the Credit Agreement of the payment of dividends on, or redemption of, any preferred stock.

              (h) Projections.  Agent shall have received  Borrowers  forecasted consolidated balance sheet, income statement and statement of cash flows for Fiscal Year 1996, together with appropriate supporting details and a statement of underlying assumptions, all prepared on a monthly basis consistent with Borrower's historical financial statements and representing management's good faith estimates of future financial performance based on historical performance, all certified as of the date hereof by Borrower's chief financial officer as being true, accurate and complete.

              (I) Officer's Certificate. Agent shall have received a duly executed original certificate dated as of the date hereof by Borrower's chief financial officer stating, and Borrower hereby represents and warrants, that since the date of the Fifth Amendment, there has been
         (I) no Material Adverse Effect on the business, operations, financial condition, prospects or projections of Borrower, the industries in which it operates, or any of its Subsidiaries, (ii) no litigation which has commenced which could be expected to have any such Material Adverse Effect or challenge any of the transactions contemplated by the
         Agreement  and the other  Loan  Documents,  (iii)  except as  expressly
         permitted  by  the  Credit  Agreement,  no  dividends,   distributions,
         payments, loans, contributions, fees or other transfers of cash, property or other assets to any stockholder or Affiliate of Borrower, including, without limitation, ARTRA or its employees, directors, officers or Affiliates, (iv) no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries and (v) no Events of Default have occurred and are continuing.

              (j)  Secretary's  Certificate.  Agent  shall have a duly  executed original certificate dated the date hereof by Borrower's corporate secretary or an assistant secretary stating that (I) since the date of the Fifth Amendment, there has been no amendment or other modification (nor any proposal therefor) to Borrower's certificate or articles of incorporation or bylaws and that each of the foregoing is in full force and effect, (ii) the resolutions attached thereto are of its Board of Directors and, as required, stockholders, approving and authorizing the execution, delivery and performance of this Amendment and the other documents and agreements executed in connection herewith or pursuant hereto to which Borrower is a party, and the transactions to be consummated in connection herewith and therewith and that each of the foregoing resolutions is in full force and effect without any modification or amendment, (iii) the officers of Borrower executing this Amendment and the other documents and agreements executed in connection herewith or pursuant hereto to which Borrower is a party are the incumbent officers of the Borrower and, as such, are authorized to execute each of such documents and (iv) Borrower is in good standing in its state of incorporation and in good standing and qualified to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification.

              (k) Consents and Acknowledgments. Agent shall have received evidence that (I) Borrower has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, but not limited to, Borrower's, Parent's, ARTRA's and PST's stockholders and all requisite Governmental Authorities, to the terms, and to the execution and delivery, of this Amendment and the other documents and agreements executed in connection herewith or pursuant hereto to which Borrower is a party, and the transactions to be consummated in connection herewith and therewith and (ii) no action has been taken by any competent authority which restrains, prevents or imposes material adverse conditions upon the consummation of all or any part of such transactions contemplated by this Amendment, nor has any judgment, order, injunction or other restraint been issued or filed, nor is any hearing seeking injunctive relief or other restraint pending or noticed which prohibits or imposing material adverse conditions upon all or any part of the transactions contemplated by this Amendment.

              (l) Kansas Lender's Consent or Acknowledgment. Agent shall have received a copy of a duly executed and effective (I) consent between Borrower and the Kansas Lender with respect to the terms and conditions of this Amendment and the Redemption, the execution and delivery of all documents and agreements entered into pursuant hereto and thereto, and the consummation of all transactions contemplated hereby and thereby or
         (ii) acknowledgment of the Kansas Lender that its consent is not required in connection with any of the foregoing.

              (m) Redemption. On the Redemption Date, (I) Borrower shall have redeemed against surrender of certificates therefor shares of its outstanding preferred stock, and repurchased all dividends accrued thereon through the date thereof, all of which when valued together according to Borrower's most recent set of financial statements delivered to Agent pursuant to the Credit Agreement, shall equal $4,200,000 in the aggregate, and all such certificates shall have been canceled, (ii) all rights of holders of such preferred stock shall have ceased, (iii) such shares of preferred stock shall not be deemed outstanding for any purpose, (iv) Borrower shall have consummated the foregoing transactions for an aggregate amount not to exceed $4,200,000 (including, without limitation, all fees, costs and expenses incurred in connection therewith, and all direct or indirect dividends, distributions, payments, advances, contributions, investments or other transfer of cash, property or other assets made to or in respect of PST, ARTRA, Parent, Peter R. Harvey or any of his family members, or any stockholder, employee, director, officer or Affiliate of any of the foregoing) and (v) each of the foregoing transactions, and all terms and conditions thereof, shall have been duly approved by the board of directors and, if required, the shareholders of Borrower and shall have been consummated in accordance with all applicable law (all of the foregoing referred to herein collectively as the "Redemption"). Agent shall have received copies of canceled certificates representing all shares of Borrower's preferred stock redeemed pursuant to the Redemption, all of which shall be certified by Borrower's secretary as being true, accurate and complete copies thereof. So long as Borrower is in compliance with the foregoing restrictions, Borrower may consummate the Redemption through the purchase of shares of Parent's preferred stock and the simultaneous exchange of such shares for Borrower's preferred stock and all dividends accumulated thereon through the Redemption Date.

              (n) Funds Flow Memorandum. Agent shall have received copies of the final funds flow memorandum for the Redemption not less than five (5) days prior to the Redemption Date (with drafts thereof distributed to Agent when produced), which shall evidence, in detail satisfactory to Agent in its sole and absolute discretion, all payments (including, without limitation, those specified in clause (iv) of Section 5(m) above) proposed to be made pursuant to or otherwise in respect of the Redemption, all certified as of the Redemption Date by Borrower's chief financial officer as being true, accurate and complete.

              (o) Fees, Costs and Expenses; Amendment Fee. Agent shall have received payment of all fees, costs and expenses, including, without limitation, attorney's fees and expenses and as otherwise due pursuant to Section 11.3 of the Credit Agreement, incurred by Agent through the date hereof, together with a fully earned and non-refundable amendment fee in the amount of $150,000 as consideration for the execution and delivery of this Amendment by Agent and Lenders. Such amendment fee shall be paid with an advance under the Revolving Loan on the date hereof; provided, that such advance, in and of itself, shall not result in an immediate reduction in Borrowing Availability, but rather, with respect thereto, Borrowing Availability shall reduced by an initial $37,500 on April 15, 1996, an additional $37,500 on July 1, 1996 and a final $75,000 on September 30, 1996.

              (p) Default Interest Amount. The Default Interest Amount shall be paid with an advance under the Revolving Loan on the date hereof; provided, that such advance, in and of itself, shall not result in an immediate reduction in Borrowing Availability, but rather, with respect thereto, Borrowing Availability shall reduced by an initial $74,828.36 on April 15, 1996, an additional $74,828.36 on July 1, 1996 and a final $149,656.72 on September 30, 1996.

              (q) Other Requirements. Agent shall have received all certificates, orders, authorizations, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages, guarantees, opinions, pledges and other documents or instruments which are provided for hereunder, or which Agent may at any time request.

              6. WARRANTIES AND REPRESENTATIONS. All of Borrower's warranties and representations contained in this Amendment shall survive the execution, delivery and acceptance of this Amendment by the parties hereto. Borrower expressly reaffirms that each of the representations and warranties set forth in the Credit Agreement continues to be accurate and complete in all material respects, and hereby remakes and incorporates herein by reference each such representation and warranty as though made on the date of the execution of this Amendment and on the Redemption Date.

              7. FURTHER ASSURANCES. Borrower hereby agrees, at its expense, to duly execute, acknowledge and deliver to Agent all other documents and instruments and take all such action as Agent may request in order to further effectuate the purposes of this Amendment and to carry out the terms hereof.

              8. RELEASES; INDEMNITIES. In further consideration of Agent's and Lenders' execution of this Amendment, Borrower, individually and on behalf of its successors (including, without limitation, any trustee acting on its behalf and any debtor-in-possession with respect to it), assigns, subsidiaries and affiliates, hereby forever releases Agent and Lenders and their respective successors, assigns, parents, subsidiaries, affiliates, officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all debts, claims, demands, liabilities, responsibilities, disputes, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, matured or unmatured, fixed or contingent (collectively, "Claims") that Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take on or prior to the date hereof or prior to the Redemption Date with respect to the Obligations, any Collateral, the Credit Agreement, any Loan Document and any third parties liable in whole or in part for the Obligations. Borrower hereby agrees to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Credit Agreement, any other Loan Document or any other document executed in connection therewith. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of the Credit Agreement and the other Loan Documents.

       9.  STATUS OF LOAN DOCUMENTS; NO NOVATION; REFERENCE TO CREDIT AGREEMENT.

Except as specifically modified and amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. This Amendment is not a waiver or a novation of the Credit Agreement, nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights, powers or remedies set forth in the Credit Agreement or any of the other Loan Documents, except as expressly set forth herein. Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to "this Amendment,"
"hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Credit Agreement" shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement, as amended and modified hereby pursuant to the terms hereof.

       10. ACKNOWLEDGMENT OF VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS.

Borrower expressly acknowledges and agrees that the Credit Agreement and the other Loan Documents are valid and enforceable by Agent and Lenders against
Borrower, and expressly reaffirms each of its obligations under the Credit Agreement and each of the Loan Documents, including, without limitation, the Obligations. Borrower further expressly acknowledges and agrees that Agent and Lenders have a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral except as otherwise set forth in the Credit Agreement. Borrower agrees that, notwithstanding any prior practice or course of dealing, or any waiver, forbearance or other similar agreement or understanding, whether any of the foregoing were or are oral or written, by or between the parties hereto, it shall not dispute the validity or enforceability of the Credit Agreement or any of the Loan Documents or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of Agent's or any Lender's security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding.

              11. NO AMENDMENTS. No amendment or modification of any provision of this Amendment shall be effective without the written agreement of Agent and Borrower, and no termination or waiver of any provision of this Amendment, or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand upon Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

              12. NO WAIVER. Agent's failure, at any time or times hereafter, to require strict performance by Borrower of any provision or term of the Credit Agreement or the other Loan Documents shall not waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in the Credit Agreement or in any of the other Loan Documents, and no Event of Default or Default shall be deemed to have been suspended or waived by Agent unless such suspension or waiver is (a) in writing and signed by Agent and (b) delivered to Borrower, notwithstanding any prior practice or course of dealing, or any waiver, forbearance or other similar agreement or understanding, whether any of the foregoing were or are oral or written, by or between the parties hereto.

               13. SOLE BENEFIT OF PARTIES. This Amendment is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or interest under or because of the existence of this Amendment.

              14. LIMITATION ON RELATIONSHIP BETWEEN PARTIES. The relationship of Agent and Lenders, on the one hand, and Borrower, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in the Credit Agreement or any other Loan Document, or any instrument, document or agreement delivered in connection therewith, shall be deemed or construed to create a fiduciary relationship between or among the parties hereto.

              15. NO ASSIGNMENT. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Agent and Requisite Lenders. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

              16. SECTION TITLES. The Section and subsection titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement among the parties.

              17. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

              18. SEVERABILITY. Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

              19. GOVERNING LAW; CONSENT TO JURISDICTION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER, AGENT AND LENDERS HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER, AGENT AND LENDERS PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AMENDMENT, PROVIDED, THAT AGENT, LENDERS AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF COOK, CITY OF CHICAGO, ILLINOIS AND, PROVIDED, FURTHER, THAT NOTHING IN THIS AMENDMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND BORROWER HEREBY AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE UPON CT CORPORATION SYSTEM, 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH ACTION OR SUIT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH ON SCHEDULE 11.10 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER HEREBY AGREES THAT THE FOREGOING SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

              20. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AMENDMENT OR THE TRANSACTIONS RELATED HERETO.

BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

              21. CONSULTATION WITH COUNSEL. BORROWER REPRESENTS TO AGENT THAT, PRIOR TO ITS EXECUTION HEREOF, IT HAS DISCUSSED THIS AMENDMENT WITH COUNSEL OF ITS CHOICE, FULLY UNDERSTANDS THIS AMENDMENT, THE IMPLICATIONS HEREOF AND ITS OBLIGATIONS HEREUNDER AND THAT BORROWER'S EXECUTION HEREOF CONSTITUTES ITS FREE WILL AND ACT.






              IN WITNESS WHEREOF, this Limited Consent and Sixth Amendment to Credit Agreement has been duly executed as of the date first written above.


                         BAGCRAFT CORPORATION OF AMERICA


                         By:___________________________

                         Title:________________________




                      GENERAL ELECTRIC CAPITAL CORPORATION

                         By:___________________________

                         Title:________________________

                                   SCHEDULE II

                               FINANCIAL COVENANTS

              Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP, consistently applied:

              (a) EBITDA. Borrower and its Subsidiaries on a consolidated basis shall have, measured during each of the periods set forth below, EBITDA equal to or greater than the amounts set forth opposite each of such periods:

                           Period                             EBITDA
                           ------                             ------

         For the trailing ten (10) Fiscal                   $2,850,000
         Month period ended on the last day
         of October, 1995

         For the trailing eleven(11) Fiscal                 $3,400,000
         Month period ended on the last day
         of November, 1995

         For the trailing twelve (12) Fiscal Month period ended on the last day of each of the following Fiscal Months:

         December, 1995                                     $4,200,000
         January, 1996                                      $4,800,000
         February, 1996                                     $5,500,000
         March, 1996                                        $5,245,000
         April, 1996                                        $5,800,000
         May, 1996                                          $6,200,000
         June, 1996                                         $6,500,000
         July, 1996                                         $6,800,000
         August, 1996                                       $7,370,000
         September, 1996                                    $7,815,000
         October, 1996                                      $8,124,000
         November, 1996                                     $8,500,000
         December, 1996                                     $8,800,000
         January, 1997                                      $9,300,000
         February, 1997                                     $9,155,000
         March, 1997                                        $9,400,000
         April, 1997                                        $9,400,000
         May, 1997                                          $9,400,000
         June, 1997                                         $9,360,000
         July, 1997 and each                                $9,350,000
           Fiscal Month thereafter

              (b) EBITDA to Interest Expense. Borrower and its Subsidiaries on a consolidated basis shall have, measured during each of the periods set forth below, a ratio of (i) EBITDA to (ii) Interest Expense equal to or greater than the ratios set forth opposite each of such periods:

                                                             EBITDA to
                           Period                         Interest Expense
                           ------                         ----------------

         For the trailing ten (10) Fiscal                   0.82 to 1.00
         Month period ended on the last day
         of October, 1995

         For the trailing eleven(11) Fiscal                 0.89 to 1.00
         Month period ended on the last day
         of November, 1995

         For the trailing twelve (12) Fiscal Month period ended on the last day of each of the following Fiscal Months:

         December, 1995                                     1.01 to 1.00
         January, 1996                                      1.15 to 1.00
         February, 1996                                     1.32 to 1.00
         March, 1996                                        1.30 to 1.00
         April, 1996                                        1.50 to 1.00
         May, 1996                                          1.60 to 1.00
         June, 1996                                         1.70 to 1.00
         July, 1996                                         1.90 to 1.00
         August, 1996                                       2.10 to 1.00
         September, 1996                                    2.20 to 1.00
         October, 1996                                      2.40 to 1.00
         November, 1996                                     2.50 to 1.00
         December, 1996                                     2.60 to 1.00
         January, 1997                                      2.70 to 1.00
         February, 1997                                     2.75 to 1.00
         March, 1997                                        2.75 to 1.00
         April, 1997 and each                               2.80 to 1.00
           Fiscal Month thereafter

              (c) EBITDA to the sum of Fixed Charges and Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall have, measured during each of the periods set forth below, a ratio of (i) EBITDA to (ii) the sum of (x) Fixed Charges and (y) Capital Expenditures equal to or greater than the ratios set forth opposite each of such periods:

                                                        EBITDA to the sum of
                                                         Fixed Charges and
                           Period                       Capital Expenditures
                           ------                       --------------------

         For the trailing ten (10) Fiscal                   0.49 to 1.00
         Month period ended on the last day
         of October, 1995

         For the trailing eleven(11) Fiscal                 0.52 to 1.00
         Month period ended on the last day
         of November, 1995

         For the trailing twelve (12) Fiscal Month period ended on the last day of each of the following Fiscal Months:

         December, 1995                                     0.57 to 1.00
         January, 1996                                      0.60 to 1.00
         February, 1996                                     0.68 to 1.00
         March, 1996                                        0.65 to 1.00
         April, 1996                                        0.70 to 1.00
         May, 1996                                          0.75 to 1.00
         June, 1996                                         0.75 to 1.00
         July, 1996                                         0.80 to 1.00
         August, 1996                                       0.85 to 1.00
         September, 1996                                    0.85 to 1.00
         October, 1996                                      0.85 to 1.00
         November, 1996                                     0.88 to 1.00
         December, 1996                                     0.92 to 1.00
         January, 1997                                      1.00 to 1.00
         February, 1997                                     1.00 to 1.00
         March, 1997 and each                               1.05 to 1.00
           Fiscal Month thereafter

              (d) Consolidated Tangible Net Worth. Borrower, its Subsidiaries on a consolidated basis shall have, measured as at each of the dates set forth below, Tangible Net Worth equal to or greater than the amounts set forth opposite each of such dates:

                                                            Consolidated
                           Date                           Tangible Net Worth
                           ----                           ------------------

         At the end of the trailing ten (10)                ($3,325,000)
         Fiscal Month period ended on the last
         day of October, 1995

         At the end of the trailing eleven(11)               ($3,315,000)
         Fiscal Month period ended on the last
         day of November, 1995

         At the end of the trailing twelve (12) Fiscal Month period ended on the last day of each of the following Fiscal Months:

         December, 1995                                     ($3,220,000)
         January, 1996                                      ($3,319,000)
         February, 1996                                     ($5,500,000)
         March, 1996                                        ($6,951,000)
         April, 1996                                        ($6,820,000)
         May, 1996                                          ($6,689,000)
         June, 1996                                         ($5,999,000)
         July, 1996                                         ($5,992,000)
         August, 1996                                       ($5,862,000)
         September, 1996                                    ($5,654,000)
         October, 1996                                      ($5,541,000)
         November, 1996                                     ($5,366,000)
         December, 1996                                     ($5,076,000)

         January, 1997                                      ($5,000,000)
         February, 1997                                     ($4,800,000)
         March, 1997                                        ($4,700,000)
         April, 1997                                        ($4,600,000)
         May, 1997                                          ($4,500,000)
         June, 1997                                         ($4,400,000)
         July, 1997 and each                                ($4,300,000)
           Fiscal Month thereafter

              (e) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures that exceed in the aggregate $3,000,000 during any Fiscal Year.

              (f) Notwithstanding anything contained in the Agreement or any other Loan Document to the contrary, for purposes of calculating compliance with (i) clauses (a), (b) and (c) above, in calculating EBITDA for any period of determination there shall be included therein non-cash ESOP and 401K expenses for such period, as reflected on the books of Borrower in accordance with GAAP, (ii) clauses (c) and (e) above, in calculating Capital Expenditures for any period of determination there shall be excluded therefrom Capital Expenditures made during such period pursuant to Section 1.5(d) of the Credit Agreement and (iii) clause (d) above, in calculating Tangible Net Worth for any period of determination there shall be excluded therefrom any write-downs taken by Borrower or its Subsidiaries with respect to machinery or equipment used to manufacture Inventory consisting of popcorn containers, to the extent properly classified as such on the consolidated financial statements of Borrower and its Subsidiaries in accordance with GAAP.

                           FIRST AMENDMENT TO WARRANT


         This FIRST AMENDMENT TO WARRANT, dated as of February 1, 1996, is by and between BAGCRAFT CORPORATION OF AMERICA, a Delaware corporation ("Company"), and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), a New York corporation.

                                R E C I T A L S:

         WHEREAS, GE Capital is the holder of Warrant No. 1 with respect to 1,055.6 shares of the Common Stock of Company issued by Company on December 17, 1993 (the "Warrant"); and

         WHEREAS, GE Capital and Company desire to amend the Warrant as herein set forth and such amendment is a condition to the amendment of certain credit terms offered by GE Capital to Company, which credit terms have been requested by, and are of substantial benefit to Company:

         NOW, THEREFORE, for and in consideration of the terms set forth herein and in the premises, the parties hereto agree as follows:

         1. Definitions. Except as otherwise set forth herein, all defined terms herein shall have the respective meanings ascribed thereto in the Warrant and the Loan Agreement, as amended.

         2. Amendment to Warrant. The Warrant is hereby amended as follows:

         (a) Each reference to the number "1,055.6" contained in the Warrant is deleted and replaced with a reference to the number "1,419.54".


          (b) Clauses (A) and (B) appearing in the definition of "Appraised Value" contained in Section 1 of the Warrant and replaced with the following clauses (A) and (B):


                  "(A) shares of preferred stock of the Company which were issued to PST prior to the Closing Date, if any such shares remain outstanding as of the Closing Date ("PST-Held Shares"), and the redemption of certain of such shares in connection with the "Redemption" (as defined in the Limited Consent and Sixth Amendment to Credit Agreement to which Company and Holder are parties), (B) accrued dividends as of the Closing Date on any PST-Held Shares, and the repurchase (but not the forgiveness) of certain of such dividends in connection with the Redemption,"

         (c) The parenthetical phrase appearing in the definition of "Book Value" contained in Section 1of the Warrant is deleted and replaced with the following parenthetical phrase:

                  "(except for those of such shares issued to PST prior to the Closing Date, if any remain then outstanding, accrued dividends thereon as of the Closing Date and the redemption of certain of such shares and the repurchase of certain of such dividends (but not the forgiveness thereof) in connection
                  with  the  Redemption,   or,  in  the  event  of  a  Qualified
                  Transaction, the aggregate principal amount of Qualified Subordinated Debt issued in such Qualified Transaction)"

         (d) The first parenthetical phrase appearing in the third sentence of clause (c) of the definition of "Current Market Price" contained in Section 1 of the Warrant is deleted and replaced with the following parenthetical phrase:

                  "(except for those of such shares issued to PST prior to the Closing Date, if any remain then outstanding, accrued dividends thereon as of the Closing Date and the redemption of certain of such shares and the repurchase of certain of such dividends (but not the forgiveness thereof) in connection with the Redemption, or, in the event of a Qualified Transaction, the aggregate principal amount of Qualified Subordinated Debt issued in such Qualified Transaction)"

         (e) The definition of "Expiration Date" contained in Section 1 of the Warrant is deleted and replaced with the definition "shall mean the sixth anniversary of the Closing Date".

         (f) The word "third" contained in clause (i) of Section 14.1(a) of the Warrant is deleted and replaced with the word "fourth".

         (g)      The following  Section 14.1(c) is inserted  immediately  after
                  Section 14.1(b) of the Warrant:

                  "(c) Notwithstanding any provision contained in this Warrant to the contrary, should Company for any reason fail to perform its obligations arising under Section 14.1 hereof, such obligations shall in all respects continue until Company has fulfilled such obliqations."

         (h) The word "third" contained in Section 14.2(a) of the Warrant is deleted and replaced with the word"fourth".


         (i) The open bracket appearing immediately prior to the second sentence of Section 17.1(b) of the Warrant is deleted and inserted immediately prior to the fourth sentence of such Section.

         (j)      The letter  attached to the Warrant and referred to in Section
                  17.2 thereof is replaced with the letter attached hereto.

         3. Consent. Holder hereby consents to Company's repurchase of certain PST-Held Shares and accrued dividends thereon in accordance with the Redemption.

         4.       Additional Conditions.

         (a) From and after the date hereof, Company shall not, without Holder's prior written consent, amend its certificate of incorporation in any manner which could adversely affect the rights of Holder granted pursuant to the Warrant or the value of the Warrant.

         (b) On the date hereof, Holder shall receive a duly executed original of the letter attached to this First Amendment to Warrant.

         5.       Miscellaneous.

         (a) This First Amendment to Warrant shall be incorporated into the Warrant, and except as exPressly amended hereby, the Warrant shall remain in full force and effect and, as hereby amended, is hereby ratified and confirmed.

         (b) This First Amendment to Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of Company and the successors and assigns of GE Capital and any subsequent Holder.

         (c) Wherever possible, each provision of this First Amendment to Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First Amendment to Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Warrant, as amended by this First Amendment to Warrant.

         (d) THIS FIRST AMENDMENT TO WARRANT SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITlIOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

         (e) This First Amendment to Warrant shall become effective on the date hereof.

         IN WITNESS WHEREOF, Company has duly executed and delivered this First Amendment to Warrant as of the date first above written.



                     BAGCRAFT CORPORATION OF AMERICA


                     By: ___________________________________


                     Name: _________________________________


                    Title: __________________________________


ATTEST:

By: ___________________________________

Name: _________________________________

Title:  __________________________________



ACCEPTED:

GENERAL ELECTRIC CAPITAL CORPORATION

By: ___________________________________

Name: _________________________________

Title:  __________________________________

                                February 1, 1996



To Each Holder of a Warrant to Purchase
Common Stock of Bagcraft Corporation of America and all Assignees, Transferees and
Successors of such Holder:


         Reference is made to the Warrant dated as of December 17, 1993 to purchase the Common Stock of Bagcraft Corporation of America, a Delaware corporation (the "Company"), issued pursuant to the Credit Agreement dated as of such date by and between the Company and General Electric Capital Corporation, a New York corporation ("GE Capital"), as agent and lender thereunder (as from time to time amended, replaced, refinanced, restated, superseded, supplemented or otherwise modified). All capitalized terms used in this agreement which are defined in the Warrant are used as defined in the Warrant unless the context otherwise requires.

         The undersigned, BCA Holdings, Inc., a Delaware corporation ("BCA") and ARTRA GROUP Incorporated, a Pennsylvania corporation ("ARTRA"; collectively, BCA and ARTRA are referred to herein as the "Controlling Stockholders"), warrant, covenant and agree with the holders of the Warrant and the Warrant Stock, their assignees, transferees and successors (the "Warrantholders") as follows:

         If any Controlling Stockholder proposes any sale (other than pursuant to a public offering) (a "Sale") of all or a portion of its common stock of the Company ("Common Stock") or any class of capital stock of BCA ("BCA Stock") (collectively, Common Stock and BCA Stock are referred to herein as "Controlling Stock"), the Controlling Stockholders shall provide for such Sale on a basis which includes a ratable share of all shares which have been issued or then are issuable under the Warrants (collectively "Warrant Stock") on a pro-rata basis.

         1. The Controlling Stockholders shall give each Warrantholder written notice of a proposed Sale of Controlling Stock not less than 45 days before such Sale is to take place. The notice ("Sale Notice") shall set forth:

         a.       the name and address of the Proposed Purchaser;

         b. the name and address of each Warrantholder as shown on the records of the Company, the number of shares of Warrant Stock held by or issuable to each Warrantholder;

         c. the number and nature of shares of Controlling Stock proposed to be transferred by the Controlling Stockholders:

         d. the proposed amount and form of consideration and terms and conditions of payment offered by such Proposed Purchaser: and

         e. the signed agreement of the Proposed Purchaser acknowledging that he has been informed of this letter agreement and has agreed to purchase Warrant Stock in accordance with the terms hereof.

         2. The take-along rights provided in this agreement may be exercised by any Warrantholder (an "Electing Warrantholder") by delivery of a written notice (a "Take-Along-Notice") to the Company or ARTRA (with a copy to each other Warrantholder) within thirty (30) days after receipt of the Sale Notice. A Take-Along Notice shall state the number of shares of Warrant Stock which the Warrantholder wishes to include in such Sale to the Proposed Purchaser.

         3. The Warrantholders shall be entitled to sell to the Proposed Purchaser Warrant Stock at the same price per share as the price per share to be paid for Controlling Stock and otherwise on the same terms as are to be applicable to the sale of the Controlling Stock, except as provided in paragraph 5 below. The Warrantholders shall be entitled to sell the same percentage of the Warrant Stock held by them, as that percentage of the Controlling Stock ultimately sold by the Controlling Stockholders (after reductions to permit the sale of the Warrant Stock).

         4. Any shares of Warrant Stock purchased from the Warrantholders pursuant to this agreement shall be purchased on terms and conditions which do not include the making of any representations and warranties, indemnities or other similar agreements other than the representations, warranties and indemnities as to the ownership of such shares of Warrant Stock and the due authority to sell such shares.


BCA HOLDINGS,  INC.                                    ARTRA GROUP INCORPORATED

By:                                                    By:

Title:                                                 Title: